Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, made and entered into as of June 23, 2011 by and among BON AMOUR INTERNATIONAL, LLC (the “Buyer”), PAM J. HALTER (the “Seller”) and MILLENNIA, INC. a Nevada corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Seller is the holder of 36,500,000 shares of the outstanding common stock, par value $0.001 (“Common Stock”) of the Company; and

WHEREAS, the Seller desires to sell 6,837,837 of such shares (referred to hereinafter as the “Shares”) to Buyer and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth herein;

WHEREAS, the Company joins in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and agreements with the Buyer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

I.

PURCHASE AND SALE OF SHARES

SECTION 1.01 Purchase and Sale of Shares.  Subject to the terms and conditions set forth herein, effective immediately upon the execution hereof, Seller hereby sells the Shares to the Buyer, and the Buyer hereby purchases the Shares from Seller. Seller shall transfer all right, title, and interest in and to the Shares being conveyed by her to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

SECTION 1.02 Purchase Price.  The purchase price of the Shares (hereinafter referred to as the “Purchase Price”) shall be $200,000.00, payable in cash.

SECTION 1.03 Deliveries.  Upon execution of this Agreement, Seller shall deliver to Buyer certificates representing the Shares, duly endorsed for transfer, and Buyer shall deliver to Seller the Purchase Price described in Section 1.02.

II.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 2.01 Ownership of Shares.  Seller is the record and beneficial owner of all of the Shares and has good and valid title to such Shares free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against such Shares.  Such Shares are not subject to any option, right, proxy, voting agreement, voting trust, or any other agreement, understanding, or arrangement affecting the Shares.

SECTION 2.02 Authorization, etc.  Seller has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  The execution and delivery by Seller of, and the performance by Seller of her obligations under this Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon Seller or to which the Shares are subject, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Seller of her obligations under this Agreement.

SECTION 2.03 No Consent Required.  No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority or other party on the part of Seller is required for such Seller to execute and deliver this Agreement and perform her obligations hereunder.

III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to, and agrees with, the Seller as follows:

SECTION 3.01 Authorization, etc.  Buyer has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

SECTION 3.02 No Consent Required.  No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

SECTION 3.03 Disclosure of Information.  Buyer acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Buyer to make an informed decision regarding an investment in the Shares.  Buyer represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

SECTION 3.04 Investment Intent.  Buyer is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof in violation of any U.S. federal or state securities laws.

SECTION 3.05 Restricted Securities.  Buyer understands that the Shares have not been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

SECTION 3.06 Legend. It is agreed and understood by Buyer that the certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IV.
AGREEMENTS OF THE PARTIES

SECTION 4.01 Resignation of Seller as Director and Officer of the Company; Appointment of Nathan Halsey as Sole Director and Officer.  Seller shall tender her written resignation (the “Seller Resignation”) and, in her capacity as the sole member of the board of directors, shall execute a written consent resolution duly appointing Nathan Halsey to serve as the President and Chief Executive Officer of the Company and the sole director of the Company (the “Halsey Appointment Consent”). The resignations of Seller in her capacity as an officer of the Company and the appointment of Nathan Halsey as the President and Chief Executive Officer of the Company shall be effective as of the date of this Agreement, and the resignation of the Seller in her capacity as the sole director of the Company, and the appointment of Mr. Halsey as the sole director of the Company shall be effective ten days subsequent to the mailing of an Information Statement (the “Information Statement”) relating to the appointment filed by the Company in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule l4f-l promulgated thereunder.

SECTION 4.02 Amendment of Articles of Incorporation of the Company to Increase Authorized Common Stock. The Parties agree to promptly cause the Articles of Incorporation of the Company to be amended to increase the shares of Common Stock authorized for issuance by the Company from 50,000,000 to 500,000,000 shares (the “Amendment”).

SECTION 4.03 Seller Consent. Seller hereby agrees to execute and deliver a written consent pursuant to which Seller shall vote all shares of Company Common Stock owned by the Seller and entitled to vote, in favor of and approving the Amendment. Such written consent shall be delivered no later than two business days following a demand by Buyer.

SECTION 4.04 Sale of Additional Shares to Buyer. The Parties understand and agree that, upon effectiveness of the Amendment, the Company intends to issue and sell additional shares of Common Stock to the Buyer in consideration of its contribution of certain assets to the Company, and upon issuance thereof, the Buyer will obtain a controlling interest in the issued and outstanding shares of Company Common Stock (the “Additional Issuance”).

SECTION 4.05 Shareholder Agreement.  Until such time as the Additional Issuance shall be consummated, Seller agrees to vote any written consent or at any meeting of the stockholders of the Company duly called and held for the purpose of electing directors, all shares of the Common Stock owned by the Seller and entitled to vote for the election of directors of the Company (or otherwise take all consensual action required) to elect and qualify a Board consisting of one (1) person nominated by Buyer.
V.

MISCELLANEOUS

SECTION 5.01  Survival of Agreements.  Except as provided below, the covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto for a period until 90 days following the receipt by the Company of its next audited financial statements. Notwithstanding the foregoing, the agreements of the parties set forth in Article IV shall survive for such additional time as may be necessary to consummate the transactions and corporation actions contemplated thereunder.

SECTION 5.02  Parties in Interest.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

SECTION 5.03LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

SECTION 5.04  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

SECTION 5.05Time.  Time is of the essence of this Agreement.

SECTION 5.06  Brokers.  Seller agrees to indemnify Buyer and hold it harmless from and against any obligation to any broker, finder, agent or other person claiming compensation as a result of this Agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement or caused this Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.

SELLER:

/s/ Pam J. Halter
PAM J. HALTER

BUYER:

BON AMOUR INTERNATIONAL, LLC

By: /s/ Nathan Halter
Name: Nathan Halter
Title: Pres/CEO

COMPANY:

MILLENNIA, INC.

By: /s/ Pam J. Halter
Name:
Title: